UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2016

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On September 14, 2016, Activision Blizzard, Inc. issued a press release announcing the pricing of two series of senior unsecured notes in an aggregate principal amount of $1.5 billion, in a private offering, consisting of $650 million of 2.300% senior notes due 2021 and $850 million of 3.400% senior notes due 2026. The senior notes due 2021 will be issued at a price equal to 99.878% of their principal amount. The senior notes due 2026 will be issued at a price equal to 99.614% of their principal amount. The offering is expected to close on September 19, 2016, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release dated September 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2016

ACTIVISION BLIZZARD, INC.

	By:	/s/ Dennis Durkin
Dennis Durkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 14, 2016.